UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2012

ORANGE 21 INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California	92011
(Address of Principal Executive Offices)	(Zip Code)

(760) 804-8420

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On February 6, 2012, Orange 21 Inc., a Delaware corporation (the “Company”), filed a Certificate of Ownership and Merger to effect a merger of the Company’s wholly-owned subsidiary, SPY Inc., with and into the Company, and to change the Company’s legal name to “SPY Inc.,” effective February 15, 2012 at 12:01 a.m. eastern time. Pursuant to Section 253 of the Delaware General Corporation Law, such merger will have the effect of amending the Company’s Restated Certificate of Incorporation to reflect the new legal name of the Company. A copy of the Certificate of Ownership and Merger as filed with the Delaware Secretary of State is attached as Exhibit 3.1 and incorporated herein by reference.

Also on February 15, 2012, the Second Amended and Restated Bylaws of the Company reflecting the name change, as previously approved by the Company’s board of directors, will become effective. Other than the name change, no changes will be made to the Company’s bylaws in effect prior to February 15, 2012. A copy of the Second Amended and Restated Bylaws is attached as Exhibit 3.2 hereto and incorporated herein by reference.

In connection with the name change, the Company anticipates that it will begin trading under the new ticker symbol “XSPY” on the OTC Bulletin Board on or about February 15, 2012. The Company’s common stock has been assigned a new CUSIP number of 85219W107 in connection with the name change, to be effective on February 15, 2012.

Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 8.01. Other Events.

On February 10, 2012, the Company issued a press release announcing the name change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Ownership and Merger, effective February 15, 2012, as filed on February 6, 2012 with the Delaware Secretary of State.

3.2	Second Amended and Restated Bylaws of SPY Inc., effective February 15, 2012.

99.1	Press release, dated February 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012	Orange 21 Inc.

	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer, Treasurer and Secretary